Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated December 23, 2024 relating to the financial statements of Nuvox Therapeutics, Inc. for the years ended December 31, 2023 and 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

December 23, 2024